EXHIBIT 3.2

AMENDED AND RESTATED BY-LAWS
OF
PANAMERICAN BANCORP

ARTICLE I
Offices

SECTION 1.

Principal Office. The principal office of the Corporation shall be located at such location as the Board of Directors may, from time to time, determine.

SECTION 2.

Registered Office. The registered office of the Corporation required by law to be maintained in the State of Delaware may be, but need not be, identical with the principal office.

SECTION 3.

Other Offices. The Corporation may have offices at such other places, either within or without the State of Delaware, as the Board of Directors may from time to time determine or as the affairs of the Corporation may require.

ARTICLE II
Meetings of Stockholders

SECTION 1.

Place of Meetings and Chairman of Meetings. All meetings of Stockholders shall be held at the principal office of the Corporation or at such other place, as the Board of Directors may determine and as designated in the notice of such meetings.  The Chairman of the Board of Directors or the Chief Executive Officer of the Corporation, who is also a director of the Corporation, shall preside at all meetings of Stockholders.

SECTION 2.

Annual Meetings. The Annual Meeting of Stockholders shall be affixed by the Board within the first four months of each year for the purpose of electing Directors of the Corporation and for the transaction of such other business as may be properly brought before the meeting.

SECTION 3.

Special Meetings. Special Meetings of the Stockholders may be called at any time by the Board of Directors, Chief Executive Officer, or Stockholders entitled to cast at least one-fifth of the votes which all Stockholders are entitled to cast at the particular meeting. At any time, upon written request of any person or persons who have duly called a Special Meeting, it shall be the duty of the Secretary to fix the date of the meeting, to be held not more than sixty days after receipt of the request, and to give due notice thereof. If the Secretary shall neglect or refuse to fix the date of the meeting and give notice thereof, the person or persons calling the meeting may do so.

Business transacted at all Special Meetings shall be confined to the objects stated in the call and matters germane thereto, unless all Stockholders entitled to vote are present and consent.  Written notice given by first-class mail, postage prepaid of a Special Meeting of Stockholders stating the time and place and object thereof, shall be given to each Stockholder entitled to vote thereat at least ten days before such meeting, unless a greater period of notice is required by statute in a particular case.

SECTION 4.

Notice of Meetings. Written or printed notice stating the time and place of the meeting shall be delivered not less than ten (10) or more than sixty (60) days before the date thereof, either personally or by mail, by or at the direction of the Chief Executive Officer, the Secretary or other person calling the meeting, to each Stockholder of record entitled to vote at such meeting.

In the case of an Annual, the notice of meeting need not specifically state the business to be transacted thereat, unless it is a matter, other than Election of Directors, on which the vote of Stockholders is expressly required by law. In the case of a Special Meeting, the notice of meeting shall specifically state the purpose or purposes for which the meeting is called. When a meeting is adjourned for thirty (30) days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. When a meeting is adjourned for less than thirty (30) days in any one adjournment, it is not necessary to give any notice of the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken.

SECTION 5.

Fixing of Record Date. In order that the corporation may determine the Stockholders entitled to notice of or to vote at any Meeting of Stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining Stockholders entitled to notice of or to vote at a Meeting of Stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Stockholders of record entitled to notice of or to vote at a Meeting of Stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the corporation may determine the Stockholders entitled to consent to corporate action in writing without a meeting if the Corporation’s certificate of incorporation permits any such consent, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting if the Corporation’s certificate of incorporation permits any such consent, when no prior action by the Board of Directors is required by this Section, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of Meetings of Stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this Section, the record date for determining Stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

In order that the corporation may determine the Stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the Stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining Stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

SECTION 6.

Voting Lists. At lease ten (10) days before each Meeting of Stockholders, the Secretary of the Corporation shall prepare an alphabetical list of the Stockholders entitled to vote at such meetings, with the address of and number of shares held by each, which list shall be kept on file at the principal office of the Corporation for a period of ten (10) days prior to such meeting and shall be subject to inspection by any Stockholder at any time during the usual business hours. This list shall also be produced and kept open at the time and place of the meeting and shall be subject to inspection by any Stockholder during the whole time of the meeting.

SECTION 7.

Quorum. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at Meetings of Stockholders. If there is no quorum at the opening of a Meeting of Stockholders, such meeting may be adjourned from time to time by the vote of a majority of the shares voting on the motion to adjourn; and, at any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting.

The Stockholders at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough Stockholders to have less than a quorum.

SECTION 8.

Proxies. Each Stockholder entitled to vote at a Meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after one year from its date, unless the proxy provides for a longer period.

A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally. All proxies shall be filed with the Secretary of the meeting before voted upon.

SECTION 9.

Voting of Shares. Each outstanding share having voting rights shall be entitled to one vote on each matter submitted to a vote at a Meeting of Stockholders.

Except in the Election of Directors, the affirmative vote of a majority of the shares represented at a Meeting of Stockholders, at which a quorum is present, and entitled to vote on the subject matter, shall be the act of the Stockholders on the matter, unless the vote of a greater number is required by law or by the Articles of Incorporation or By-Laws of this Corporation.

Voting on all matters except the Election of Directors shall be by voice or by a show of hands, unless the holders of one-tenth of the shares represented at the meeting shall, prior to the voting on any matter, demand a ballot vote on that particular matter.

SECTION 10.

Informal Action by Stockholders. Unless otherwise provided by the Articles of Incorporation, any action required to be taken at any Annual or Special Meeting of the Stockholders, or any other action which may be taken at any Annual or Special Meeting of the Stockholders, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize such action at a meeting at which all shares entitled to vote thereon were present and voted. Within ten (10) days after obtaining such authorization by written consent, notice shall be given to those Stockholders who have not consented in writing. The notice shall fairly summarize the material features of the authorized action and, if the action be a merger, consolidation, or sale of assets for which dissenters rights are provided for by statute, the notice shall contain a clear statement of the rights of Stockholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of such statute regarding the rights of dissenting Stockholders.

SECTION 11.

List of Stockholders. The Secretary who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every Meeting of Stockholders, a complete list of the Stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Stockholder and the number of shares registered in the name of each Stockholder. No share of stock upon which any installment is due and unpaid shall be voted at any meeting. The list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

ARTICLE III
Directors

SECTION 1.

General Powers. The business and affairs of the Corporation shall be managed by the Board of Directors or by such Executive Committees as the Board may establish pursuant to these By-Laws.

SECTION 2.

Term, Removal and Vacancies. This section shall be subordinate to Article Ninth of the Certificate of Incorporation.

SECTION 3.

Election of Directors. Except as provided in Section 5 of this Article, the Directors shall be elected at the Annual Meeting of Stockholders; and those persons who receive the highest number of votes shall be deemed to have been elected. If any Stockholder so demands, Election of Directors shall be by ballot. This section shall be subordinate to Article Ninth of the Certificate of Incorporation.

SECTION 4.

Number and Qualifications. The board of directors shall consist of not less than five nor more than twenty-five individuals. Director candidates may be submitted for nomination to the compensation committee by any two (2) directors, the Compensation Committee shall review the qualifications of all nominees and shall prepare and present to the board its recommendation.

SECTION 5.

Chairman. There may be a Chairman of the Board of Directors elected by the Directors from their number at any meeting of the Board. The Chairman shall preside at all Meetings of the Board of Directors and perform such other duties as may be directed by the Board. A Vice Chairman of the Board of Directors may be elected by the Directors from their number at any Meeting of the Board. The Vice Chairman shall preside at all Meetings of the Board of Directors in the absence of the Chairman.

SECTION 6.

Compensation. The Board of Directors may compensate Directors for their services as such and may provide for the payment of all expenses incurred by Directors in attending Regular and Special Meetings of the Board.

ARTICLE IV
Meetings of Directors

SECTION 1.

Regular Meetings. A Regular Meeting of the Board of Directors shall be held immediately after, and at the same place as, the Annual Meetings of Stockholders. In addition, the Board of Directors may provide, by resolution or agreement in writing, the time and place, either within or without the State of Delaware, for the holding of additional Regular Meetings.

SECTION 2.

Special Meetings. Special Meetings of the Board may be called by the Chairman of the Board or Chief Executive Officer on four (4) days notice to each Director by mail or twenty-four (24) hours notice either personally, by telephone, facsimile, or by telegram; Special Meetings shall be called by the Chairman of the Board or Chief Executive Officer in like manner and on like notice on the written request of two (2) Directors. The notice need not specify the business to be transacted or the purpose of the Special Meeting. The notice shall specify the time and place of the Special Meeting.

SECTION 3.

Notice of Meetings. Regular Meetings of the Board of Directors may be held on four (4) days notice to each director by mail or twenty-four (24) hours notice either personally, by telephone, facsimile or by telegram.

Attendance by a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called.

SECTION 4.

Quorum. A majority of the Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

SECTION 5.

Manner of Acting. Except as otherwise provided in this section, the act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 6.

Informal Action by Director. Action taken by the Directors without a meeting is nevertheless Board action, if written consent to the action in question is signed by all the Directors and filed with the minutes of the proceedings of the Board, whether done before or after the action so taken.

ARTICLE V
Officers

SECTION 1.

Number. The Officers of the Corporation shall consist of a President, Chief Executive Officer, a Secretary, a Treasurer and such Vice Presidents and other Officers as the Board of Directors may from time to time elect. Any two or more offices may be held by the same person.

SECTION 2.

Election and Term. The Officers of the Corporation shall be elected by the Board of Directors. Such elections may be held at any Regular or Special Meeting of the Board. Each Officer shall hold office until his death, resignation, retirement, removal, disqualification or his successor is elected and qualifies.

SECTION 3.

Removal. Any Officer or Agent elected or appointed by the Board of Directors may be removed by the Board with or without cause; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

SECTION 4.

Compensation. The compensation of all Officers of the Corporation shall be fixed by the Board of Directors.

SECTION 5.

Chief Executive Officer. The Chief Executive Officer shall be the Principal Executive Officer of the Corporation and, subject to the control of the Board of Directors shall be an ex-officio member of all committees except the Audit Committee, shall supervise and control the management of the Corporation in accordance with these By-Laws.

He shall sign, with any other proper Officer, certificates for shares of the Corporation and any deeds, mortgages, bonds, contracts or other instruments which may be lawfully executed on behalf of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be delegated by the Board of Directors to some other Officer or Agent; and, in general, he shall perform all duties incident to the office of the Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6.

President. The President of the company shall perform such duties and have such other powers as may be assigned to him from time to time by the board of directors. The President shall in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of that office, other than service upon the board of directors.

SECTION 7.

Vice Presidents. The Vice Presidents, in the order of their election, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of that office. In addition, they shall perform such other duties and have such other powers as the Board of Directors shall prescribe from time to time. The board of directors shall designate, by order of seniority, the vice presidents, who shall perform the duties of the president (other than service upon the board of directors) in the absence or inability of the president to act.

SECTION 8.

Secretary. The Secretary shall keep accurate records of the acts and proceedings of all meetings of Stockholders and Directors. He shall give all notices required by law and by these By-Laws. He shall have general charge of the corporate books and records and of the corporate seal and he shall affix the corporate seal to any lawfully executed instrument requiring it. He shall have general charge of the stock transfer books of the Corporation and shall keep, at the registered or principal office of the Corporation, a record of Stockholders, showing the name and address of each Stockholder and the number and class of the shares held by each. He shall sign such instruments as may require his signature and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned to him from time to time by the Chief Executive Officer or by the Board of Directors.

SECTION 9.

Treasurer. The Treasurer shall have custody of all funds and securities belonging to the Corporation and shall receive, deposit or disburse the same under the direction of the Board of Directors. He shall keep full and accurate accounts of the finances of the Corporation in books especially provided for that purpose; and he shall cause a true statement of its assets and liabilities as of the close of each fiscal year and of the results of its operations and of changes in surplus for such fiscal year, all in reasonable detail, including particulars as to convertible securities then outstanding, to be made and filed at the registered or principal office of the Corporation within four months after the end of such fiscal year. The statement so filed shall be kept available for inspection by any Stockholder for a period of ten years, and the Treasurer shall mail or otherwise deliver a copy of the latest such statement to any Stockholder upon his written request therefore. The Treasurer shall, in general, perform all duties incident to his office and such other duties as may be assigned by him from time to time by the Chief Executive Officer or by the Board of Directors.

SECTION 10.

Bonds. The Board of Directors may, by resolution, require any and all Officers, Agents and Employees of the Corporation to give bond to the Corporation, with sufficient sureties, conditioned on the faithful performance of the duties of their respective offices or positions, and to comply with such other conditions as may from time to time be required by the Board of Directors.

ARTICLE VI
Committees

SECTION 1.

Committee Minutes. Minutes of all committee meetings shall be submitted to the board of directors at its next meeting. Such minutes, or a digest thereof, shall be read to the meeting if requested by any member of the board.

SECTION 2.

Executive Committee. There shall be an executive committee consisting of the chairman of the board of directors, who when present shall serve as its chairman, and four or more directors chosen by the board, who shall serve during the pleasure of the board or for terms fixed by it. All other directors are invited to participate in the meetings of the committee, and white so participating shall also be members of the committee for all purposes, including the constitution of a quorum. Three or more members of the committee shall constitute a quorum for the transaction of business, and action by the committee shall be upon the vote of a majority of those present at any meeting of the committee at which a quorum is present.

The committee or the board of directors shall have power to fix the time and manner of holding regular or special meetings of the committee and the method of giving notice thereof. If a quorum of the members of the board of directors is not present at a meeting of the board, and if a majority of the members of the board present at such meeting so request, the executive committee shall meet immediately upon the adjournment of such meeting of the board of directors, and no notice of such meeting of the executive committee shall be required.

The executive committee shall, between meetings of the board of directors, have power to direct the business of the Company, and to exercise all the power and authority vested by law in the board of directors insofar as such power and authority may lawfully be delegated to the committee.

SECTION 3.

Audit Committee. There shall be an audit committee consisting of three or more directors chosen by the board, who shall serve during the pleasure of the board or for terms fixed by it. The committee shall meet at least twice each calendar year, or more often if so required.

The committee shall have responsibility for reviewing auditing activities with the general auditor, and shall satisfy itself that the general auditor maintains appropriate audit programs and procedures and that the Company’s management has in place adequate internal controls. The committee shall periodically review with the general auditor the results of his audits, audits of the company by any external auditor, and such other matters as the board may assign or delegate. The committee shall review, on an annual basis, the selection, compensation and performance of any external auditor engaged by the board and recommend to the board, if necessary, the termination of any such auditor. The committee shall consult with, and inquire of, the Company’s legal counsel regarding any legal matters that may have a material impact on the Company’s financial statements. The committee shall, as it deems appropriate, report its findings and recommendations to the board.

SECTION 4.

Compensation Committee. A standing committee of the Board of Directors, appointed by the Board to serve at its pleasure, shall be known as the Compensation Committee, consisting of not less than three members to consist of the Chairman of the Board and other directors who are not officers of the Corporation. The frequency of the committee to meet shall be at least every twelve months or more frequently at its discretion. This committee shall have and may exercise the administration and implementation as to the compensation, remuneration and benefits of the Corporation and its subsidiaries. The Compensation Committee shall review the qualifications for director candidates as provided in Article Ill Section 4, of these By-Laws.

SECTION 5.

Other Committees. The Board of Directors may appoint from time to time such other temporary or standing committees for such purpose and with such powers as the Board of Directors, by resolution, may specify.

ARTICLE VII
Certificates for Shares and Their Transfer

SECTION 1.

Certificates for Shares. Certificates representing shares of the Corporation shall be issued, in such form as the Board of Directors shall determine, to every Stockholder for the fully paid shares owned by him. These certificates shall be signed by the Chief Executive Officer or any Vice President and the Secretary, Assistant Secretary, Treasurer or Assistant Treasurer. They shall be consecutively numbered or otherwise identified; and the name and address of the person to whom they are issued, with the number of shares and date of issue shall be entered on the stock transfer books of the Corporation.

SECTION 2.

Transfer of Shares. Transfer of shares shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the record holder thereof or by his duly authorized agent, transferee or legal representative. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued.

SECTION 3.

[Intentionally Omitted.]

SECTION 4.

Lost Certificates. The Secretary may authorize the issuance of a new share certificate in place of a certificate claimed to have been lost or destroyed, upon receipt of an affidavit of such fact from the person claiming the loss or destruction. When authorizing such issuance of a new certificate, the company may require the claimant to give the Corporation a bond in such sum as it may direct to indemnify the Corporation against loss from any claim with respect to the certificate claimed to have been lost or destroyed or the company may, reciting that the circumstances justify such action, authorize the issuance of the new certificate without requiring such a bond.

ARTICLE VIII
Indemnification

The Corporation shall, to the fullest extent permitted by applicable law, as may be amended from time to time, (i) indemnify any present or former Officer or Director of the Corporation or the personal representatives thereof, made or threatened to be made a party in any civil or criminal action or proceeding by reason of the fact that he, his testator or intestate is or was a Director or Officer of the Corporation, or served any other enterprise in any capacity at the request of the Corporation, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fee incurred as a result of such action or proceeding or any appeal therein, and (ii) pay in advance of the final disposition of any such action or proceeding expenses incurred by any such indemnified person in defending such action or proceeding. The foregoing rights of indemnification and advancement of expenses shall not be deemed exclusive of any and all other rights to which any such indemnified person may be entitled apart from this provision. None of the provisions of this Article shall be deemed to create or grant any rights in favor of anyone other than such indemnified person; this provision excludes, among others, any rights of subrogation in favor of any insurer or surety.

ARTICLE IX
General Provisions

SECTION 1.

Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and by its Articles of Incorporation.

SECTION 2.

Seal. The corporate seal of the Corporation shall consist of two concentric circles between which is the name of the Corporation and in the center of which is inscribed SEAL; and such seal, as impressed on the margin hereof, is hereby adopted as the corporate seal of the Corporation.

SECTION 3.

Waiver of Notice. Whenever any notice is required to be given to any Stockholder or Director under the provisions of Delaware Law or under the provisions of the Articles of Incorporation or By-Laws of this Corporation, a waiver thereof in writing signed by the person or persons entitled to such notice whether before or after the time stated therein, shall be equivalent to the giving of such notice.

SECTION 4.

Fiscal Year. The fiscal year of the Corporation shall be determined by the Board of Directors upon filing the tax return of the Corporation.

SECTION 5.

Amendments. Except as otherwise provided herein, or to the extent that such power is reserved to the Stockholders by statute, these By-Laws may be amended or repealed and new By-Laws may be adopted by the affirmative vote of a majority of the Directors then holding office at any Regular or Special Meeting of the Board of Directors.

The Board of Directors shall have no power to adopt a by-law (1) requiring more than a majority of the voting shares for a quorum at a Meeting of Stockholders or more than a majority of the votes cast to constitute action by the Stockholders, except where higher percentages are required by law; and (2) providing for the management of the Corporation otherwise than by the Board of Directors or its Executive Committees.